                                                                  EXHIBIT 10.27


                            BREAKAWAY SOLUTIONS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT



1.   GRANT UNDER 1998 STOCK PLAN.

     This option is granted pursuant to and is governed by the Company's 1998 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.   GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS.

     This option is intended to qualify as an incentive stock option under
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3.   VESTING OF OPTION IF EMPLOYMENT CONTINUES.

     If the Employee has continued to be employed by the Company or any Related Corporation on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:
     (attached as NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT). Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Related Corporation, may be exercised on or before the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company and all Related Corporations.


4.   TERMINATION OF EMPLOYMENT.

     (a)      TERMINATION OTHER THAN FOR CAUSE.

              If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in
              Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate on the earlier of (i) ninety (90) days after the date of termination of the Employee's employment, or (ii) the scheduled expiration date of this option. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

     (b)      TERMINATION FOR CAUSE.

              If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

     (c)      DEFINITION OF CAUSE.

              For the purpose of this Agreement, "Cause" means: (1) Optionee's substantial and continuing failure to perform Optionee's duties and responsibilities as an employee of the company other than due to death or disability; (2) Optionee's disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (3) Optionee's deliberate disregard of material rules, regulations, instructions, personnel practices and policies of the Company (as amended from time to time in the Company's sole discretion) which results in direct or indirect loss, damage or injury to the Company; (4) Optionee's material breach of any agreement not to compete with the Company or solicit its customers, employees or contractors; or (5) Optionee's conviction of any crime which constitutes a felony in the jurisdiction involved.

5.   DEATH; DISABILITY.

     (a)      DEATH.

              If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her death, this option may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired this option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of this option or (ii) \one hundred eighty (180) days from the date of the Employee's death.

     (b)      DISABILITY.

              If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in Paragraph 10(B) of the Plan), the Employee shall have the right to exercise this option on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of this option or (ii) one hundred eighty (180) days from the date of the termination of the Employee's employment.

     (c)      EFFECT OF TERMINATION.

              At the expiration of the one hundred eighty (180) day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6.   PARTIAL EXERCISE.

     The Employee may exercise this option in part at any time and from time to time within the above limits, except that the Employee may not exercise this option for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.   PAYMENT OF PRICE.

     The option price shall be paid in United States dollars in cash or by check.

8.   METHOD OF EXERCISING OPTION.

     Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option is exercised by the Employee and if the Employee requests in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option is exercised, pursuant to
     Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.   OPTION NOT TRANSFERABLE.

     This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

10.  NO OBLIGATION TO EXERCISE OPTION.

     The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11.  NO OBLIGATION TO CONTINUE EMPLOYMENT.

     Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

12.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

     The Employee shall have no rights as a stockholder with respect to the Option Shares until the date of issuance of a stock certificate to the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization and stock dividends of the Company, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

13.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.

     The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14.  EARLY DISPOSITION.

     The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the Grant Date or (b) the date one year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

15.  WITHHOLDING TAXES.

      If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the making of a Disqualifying Disposition (as defined in Paragraph 18 of the Plan), the vesting or transfer of Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

16.  COMPANY'S RIGHT OF FIRST REFUSAL.

     (a)      EXERCISE OF RIGHT.

              If the Employee (or successor and assigns) or his or her legal representative (the "Transferor") desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Transferor shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Transferor's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the bona fide offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase all of such shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 90 days after receipt of the Option Notice, a written counter-notice to the Transferor (the "Counter-Notice"). If the Company elects to purchase all of such Company Option Shares, it shall be obligated to purchase, and the Transferor shall be obligated to sell to the Company, such Company Option Shares that the Company elects to purchase as set forth in the Counter-Notice at a per share price equal to the lesser of (i) the per share price (and on the same terms) indicated in the Offer; or (ii) the Fair Market value (as defined in Section 17(b) and using the date of the Option Notice as the date of determination of Fair Market Value) of such shares as determined under Section 17(b), in any case within 30 days of the date of delivery by the Company of the Counter-Notice. If the Company elects to purchase all of such Company Option Shares, it may, in its sole discretion, pay the purchase price for such Company option shares in accordance with the terms of a promissory note in the form attached as Exhibit A hereto.

     (b)      SALE OF OPTION SHARES TO OFFEROR.

              The Transferor may, for 60 days after the expiration of the 90-day period during which the Company may give the Counter-Notice, sell, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; PROVIDED, HOWEVER, that the Transferor shall not sell such Company Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives a written notice to the Transferor, within 90 days of its receipt of the Option Notice, stating that the Transferor shall not sell such Company Option Shares to such Offeror; and PROVIDED, FURTHER, that prior to the sale of such Company Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in Sections 16, 17, 18 and 20 hereof. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 16 and any future proposed transfer must again comply with the provisions set forth herein.

     (c)      ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

              If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

     (d)      FAILURE TO DELIVER COMPANY OPTION SHARES.

              If the Transferor fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 16, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Transferor, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such moneys shall be held by the bank or trust company for the benefit of the Transferor. All moneys deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Transferor shall thereafter look only to the Company for payment.

     (e)      EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL.

              The first refusal rights of the Company set forth in this Section 16 shall remain in effect until such time, if ever, as an underwritten public offering is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933 or a successor statute, at which time this
              Section 16 and the right of first refusal set forth herein will automatically expire.

17.  COMPANY'S RIGHT OF REPURCHASE.

     (a)      RIGHT OF REPURCHASE.

              The Company shall have the right (the "Repurchase Right") to repurchase from the holder of any Option Shares (each a "Holder") any or all of the Option Shares then owned by such Holder at any time by giving such Holder a written notice (the "Repurchase Notice") at least 30 days prior to the date of repurchase. The Repurchase Notice shall set forth the number of Option Shares to be repurchased (the "Repurchase Shares"), the Fair Market Value per share (determined in accordance with Section 17(b) below as of the date of the Repurchase Notice) of the Repurchase Shares and the date (the "Repurchase Date") on which such Repurchase Shares are to be repurchased by the Company (such date not to be more than 120 nor less than 30 days after the date of the Repurchase Notice). On the Repurchase Date, the Company shall tender to the Holder an amount equal to the number of Repurchase Shares multiplied by the Fair Market Value per share; provided, however, that the Company may pay the repurchase amount, in its sole discretion, in accordance with the terms of a promissory note in the form attached hereto as EXHIBIT A.. The Company may assign the Repurchase Right to one or more persons and may utilize a promissory note to effect its Repurchase right. Upon timely exercise of the Repurchase Right in the manner provided in this Section 17(a), the Holder shall deliver to the Company the stock certificate or certificates representing the Repurchase Shares, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     (b)      FAIR MARKET VALUE.

              For purposes of this Agreement, the Fair Market Value of an Option Share shall be determined in good faith by the Board of Directors of the Company after taking into account all relevant factors including, without limitation, the absence of an active trading market for the shares of Common Stock, the restrictions on transfer of Option Shares set forth herein and the valuation attached to other recent issuances of securities by the Company. The determination by the Board of Directors of Fair Market value shall be conclusive and binding.

     (c)      ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

              If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

     (d)      FAILURE TO DELIVER REPURCHASE SHARES.

              If the Holder fails or refuses to deliver on a timely basis duly endorsed certificates representing the Repurchase Shares to be repurchased by the Company or its assignee pursuant to this
              Section 17, the Company shall have the right to deposit the repurchase price for such Repurchase Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Holder, whereupon such Repurchase Shares shall be deemed to have been purchased by the Company. All such moneys shall be held by the bank or trust company for the benefit of the Holder. All moneys deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Holder shall thereafter look only to the Company for payment.

     (e)      EXPIRATION OF COMPANY'S REPURCHASE RIGHT.

              The Repurchase Right of the Company set forth in this Section 17 shall remain in effect until such time, if ever, as an underwritten public offering is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act or any successor statute, at which time this
              Section 17 and the Repurchase Right set forth herein will automatically terminate.

18.  LOCK-UP AGREEMENT.

     The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the managing or lead underwriter for such public offering, this option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The lock-up agreement established pursuant to this Section 18 shall have perpetual duration.

19.  PROVISION OF DOCUMENTATION TO EMPLOYEE.

     By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

20.  MISCELLANEOUS.

     (a)      NOTICES.

              All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

     (b)      ENTIRE AGREEMENT; MODIFICATION.

              This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

     (c)      SEVERABILITY.

              The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

     (d)      SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Sections 9, 16, 17, and 20 hereof.

     (e)      GOVERNING LAW.

              This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

     (f)      LEGENDS.

              The Company may place a legend or legends on any stock certificate delivered to the any holder of Option Shares reflecting the restrictions on transfer provided in this Agreement.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.


                                       Breakaway Solutions, Inc.
                                       50 Rowes Wharf
                                       Boston, MA 02110

/s/ JANIE TREMLETT
-------------------------
Employee Signature

JANET TREMELTT                     By: /s/ SAMUEL SPECTOR
-------------------------              -------------------------
Print Name of Employee                 Name: Sam Spector
                                       Title: Director of Human Resources

-------------------------
Street Address

-------------------------
City    State    Zip Code

                                                                      EXHIBIT A

                                     FORM OF
                                 PROMISSORY NOTE

$_____________                                               _________ __, 199_

         For value received, the undersigned, Breakaway Solutions, Inc., a Delaware corporation ("Obligor"), hereby promises to pay to the order of Janie Tremlett ("Lender") at such place as may be designated from time to time in writing by Lender, the principal sum of ___________ Dollars and ______ Cents ($_________), together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, calculated daily, at the rate of: ____ percent (___%) per annum [the prime rate in effect on the date hereof for major banks as published in the Wall Street Journal], payable as set forth below. At the option of Lender and to the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable hereunder shall be two percent (2%) per annum above the rate of interest set forth in the immediately preceding sentence. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Promissory Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to Obligor or credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

         Principal shall be paid in sixty (60) equal monthly installments of ________________ Dollars and ______ Cents ($______) each, commencing on
________, 199_, and continuing on the same day of each successive month thereafter with a final payment of all unpaid principal on ______, 199_; interest shall be paid monthly commencing on ________, 199_, and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest at the time of payment of the principal.

         If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

         This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part, all such prepayments to be applied upon installments of most remote maturity. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

         This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events: (1) failure to pay any amount as herein set forth;
(2) default in the performance of any other obligation to Lender, which default is not cured within thirty (30) days after written notice of such default from Lender; (3) insolvency (however evidenced) or the commission of any act of insolvency; (4) the making of a general assignment for the benefit of creditors;
(5) the filing of any petition or the commencement of any proceeding by Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (6) the filing of any petition or the commencement of any proceeding against Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; (7) suspension of the transaction of the usual business of Obligor; or (8) the past or future making of a false representation or warranty by Obligor in connection with any loan or loans by Lender.

         If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

         No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

         Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof .

         In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

                                              OBLIGOR:


                                              By:    _______________________
                                              Name:  _______________________
                                              Title: _______________________

Attested: _____________________

By:    ________________________
Name:  ________________________
Title: ________________________

NOTICE OF GRANT OF STOCK OPTIONS
AND OPTION AGREEMENT
                                                    Breakaway Solutions, Inc.
                                                    ID: 04-3285165
                                                    50 Rowes Wharf
                                                    Boston, MA 02110


Janie Tremlett                                      Option Number:  00000224
13 Rocky Lane                                       Plan:  98
Medfield, MA 02052                                  ID:  9990


Number of shares for which this
option is exercisable:                 90,000

Vesting Schedule:                      One-fourth (1/4) of the shares underlying
                                       this option shall vest and become
                                       exercisable on the first anniversary
                                       hereof, with the remainder to vest at the rate of one-thirty-sixth (1/36) per month thereafter.